UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 20, 2012

ACCO BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

____________________________

Delaware	001-08454	36-2704017
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
300 Tower Parkway Lincolnshire, IL		60069
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (847) 541-9500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events

On April 20, 2012, ACCO Brands Corporation (the “Company”) announced that it had priced at par $500 million of its 6.75% senior notes due 2020 (the “Notes”).   A copy of the press release announcing the Company’s pricing of its Notes is filed herewith as Exhibit 99.1 to this Form 8-K.

The Notes referred to in this Form 8-K have not been registered under the Securities Act of 1933 or any state securities laws and may not be offered or sold within the United States or to U.S. persons, except to qualified institutional buyers in reliance on the exemption from  registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Section 9 – Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits

(d)           Exhibits

Exhibit 99.1 – Press Release dated April 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCO BRANDS CORPORATION (Registrant)

Date: April 23, 2012	By:	/s/ Neal V. Fenwick
Name: Neal V. Fenwick
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT

  99.1           Press release dated April 20, 2012